EARNINGS CALL 2nd Quarter 2022 JULY 22, 2022

Forward-Looking Statements This presentation contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, future economic performance and dividends. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s subsequent Quarterly Reports on Form 10-Q, each as filed with the Securities and Exchange Commission; the potential adverse effects of unusual and infrequently occurring events such as the COVID-19 pandemic and any governmental or societal responses thereto; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; the impact on financial markets from geopolitical conflicts such as the war between Russia and Ukraine; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular. Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise. Non-GAAP Financial Measures This presentation contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the Company’s press release as of and for the quarter ended June 30, 2022. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. 2

2nd Quarter 2022 | Financial Highlights

Earnings & Profitability	Q2-22	Q1-22	Q2-21
Earnings per Share	$2.39	$2.22	$2.17
Net Income	$260.2	$240.1	$223.8
Net Revenue	$620.0	$555.8	$506.5
Pre Provision Net Revenue[1]	$351.1	$307.2	$261.7
Net Interest Margin	3.54%	3.32%	3.51%
Efficiency Ratio[1]	42.8%	44.1%	47.5%
ROAA	1.62%	1.64%	1.86%
ROTCE[1]	25.6%	23.9%	28.1%
Balance Sheet & Capital			
Total Loans	$48,365	$41,119	$30,027
Total Deposits	$53,712	$52,160	$41,921
CET1 Ratio	9.0%	9.0%	9.2%
TCE Ratio[1]	6.1%	6.7%	7.1%
Tangible Book Value per Share[1]	$36.67	$37.13	$32.86
Asset Quality			
Provision for (Recovery of) Credit losses	$27.5	$9.0	$(14.5)
Net Charge-Offs	$1.4	$0.2	$0.1
Net Charge-Offs/Avg. Loans	0.01%	0.00%	0.00%
Total Loan ACL/Funded Loans[3]	0.68%	0.73%	0.88%
NPAs[2]/Total Assets	0.15%	0.17%	0.20%

Dollars in millions, except EPS

Highlights

Net Income
$260.2 million

EPS
$2.39

PPNR[1]
Q2: $351.1 million
34% YoY

ROTCE[1]
25.6%

Loan Growth[4]
Q2: $5.3 billion
55% YoY

Deposit Growth
Q2: $1.6 billion
28% YoY

Tangible Book Value PER SHARE[1]
$36.67
12% YoY

NPAs[2]/ Total Assets
0.15%

Western Alliance Bancorporation®

1) Refer to slide 2 for further discussion of Non-GAAP financial measures.
2) Nonperforming assets includes nonaccrual loans and repossessed assets.
3) Ratio includes an allowance for credit losses of $19 million as of June 30, 2022 related to an $11.1 billion pool of loans covered under 4 separate credit linked notes.
4) Excludes $1.9 billion of EBO loans that were transferred from HFS to HFI during Q2-2022.

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Quarterly Income Statement

	Q2-22	Q1-22	Q2-21
Interest Income	$579.6	$484.5	$398.5
Interest Expense	(54.6)	(35.0)	(28.0)
Net Interest Income	**$525.0** 1	**$449.5**	**$370.5**
Mortgage Banking Related Income	72.6	78.0	$111.2
Other	22.4	28.3	24.8
Non-Interest Income	**$95.0** 2	**$106.3**	**$136.0**
Net Revenue	**$620.0**	**$555.8**	**$506.5**
Salaries and Employee Benefits	(139.0)	(138.3)	(128.9)
Deposit Costs	(18.1) 3	(9.3)	(7.1)
Other	(111.8)	(101.0)	(108.8)
Non-Interest Expense	**$ (268.9)**	**$ (248.6)**	**$ (244.8)**
Pre-Provision Net Revenue[1]	**$351.1**	**$307.2**	**$261.7**
(Provision for) Recovery of Credit Losses	(27.5) 4	(9.0)	14.5
Pre-Tax Income	**$323.6**	**$298.2**	**$276.2**
Income Tax	(63.4)	(58.1)	(52.4)
Net Income	**$260.2**	**$240.1**	**$223.8**
Dividends on Preferred Stock	(3.2)	(3.2)	-
Net Income Available to Common Stockholders	**$257.0**	**$236.9**	**$223.8**
Diluted Shares	**107.7**	**106.6**	**103.4**
Earnings Per Share	**$2.39**	**$2.22**	**$2.17**

Dollars in millions, except EPS

Q2 2022 Highlights

1 **Net Interest Income increased $75.5 million,** primarily from strong loan growth and expanding NIM

2 **Non-Interest Income decreased $11.3 million,** driven by the following:

- $10.0 million MTM loss on preferred securities
- $9.0 million gain on recovery from credit guarantees on Credit Linked Note issuances (offset to CECL provision)

Mortgage Banking Metrics

- $13.5 billion mortgage loan production in Q2 (76% purchase / 24% refinance), down 2% compared to Q1 and 38% to Q2 2021
- Gain on Sale margin[2] of 13 bps in Q2, compared to 21 bps in Q1
- $52.2 billion in servicing portfolio UPB

3 **Deposit costs increased $8.8 million,** primarily related to higher earnings credits resulting from an increase in deposit balances and rates

4 **Provision for Credit Losses of $27.5 million** primarily due to loan growth and emerging economic uncertainty

1) Refer to slide 2 for further discussion of Non-GAAP financial measures.
2) Gain on Sale margin represents spread as of the interest rate lock commitment date.

Western Alliance Bancorporation®

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Total Investments and Yield Interest Bearing Deposits and Cost Loans and HFI Yield Deposits, Borrowings & Cost of Liability Funding Net Interest Drivers 5 • Loan yields increased 21 bps due to an overall increase in the rate environment • Transferred $1.9 billion of EBO loans from Loans HFS into Loans HFI, which reduced HFI Yield by 2 bps • Yield on Loans Held for Sale of 3.99%, increased from 3.14% in Q1 • Cost of interest-bearing deposits increased 16 bps, and total cost of funds increased 11 bps to 0.38% due to higher costs on deposits and short-term borrowings $21.8 $24.2 $26.3 $28.6 $30.0 $20.1 $21.1 $21.3 $23.5 $23.7 $1.8 $2.1 $2.4 $1.7 $6.1 0.27% 0.28% 0.25% 0.27% 0.38% Q2-21 Q3-21 Q4-21 Q1-22 Q2-22 $21.8 $24.2 $26.3 $28.6 $30.0 0.22% 0.21% 0.20% 0.21% 0.37% Q2-21 Q3-21 Q4-21 Q1-22 Q2-22 $7.8 $7.7 $7.5 $8.3 $8.8 2.47% 2.46% 2.51% 2.77% 2.94% Q2-21 Q3-21 Q4-21 Q1-22 Q2-22 Non-Interest Bearing Deposits Total Borrowings Q2 2022 Highlights $30.0 $34.8 $39.1 $41.1 $48.4 $3.0 4.48% 4.28% 4.03% 3.98% 4.19% Q2-21 Q3-21 Q4-21 Q1-22 Q2-22 Loans Loans, HFS $4.5 $6.5 Interest Bearing DepositsInterest Bearing Deposits Dollars in billions, unless otherwise indicated Total Investments $5.6 $4.8

$370.5 $410.4 $450.6 $449.5 $525.0 3.51% 3.43% 3.33% 3.32% 3.54% Q2-21 Q3-21 Q4-21 Q1-22 Q2-22 Net Interest Income 6 • Net Interest Income increased $75.5 million, or 16.8%, over prior quarter primarily due to strong loan growth and the increasing rate environment • Average Earning Assets grew $4.5 billion, or 32.5% annualized • NIM increased 22 bps, driven by higher yields on interest earning assets Net Interest Income and Net Interest Margin Average Earning Assets & Average Yield Net Interest Income Net Interest Margin Q2 2022 Highlights Dollars in millions Dollars in billions Cash & Other Securities Loans Held for Sale Loans Average Yield 18% 3% 4% 14% 7% 76% 14% 11% 71% 12% 66%$28.2 $31.5 $36.6 $39.6 $45.7 $5.3 $7.3 $9.2 $6.5 $4.3 $7.8 $7.7 $7.6 $7.7 $8.7 $1.9 $1.9 $1.3 $2.0 $1.6 3.77% 3.70% 3.57% 3.58% 3.91% $43.2 $48.4 $54.7 $55.8 $60.3 Q2-21 Q3-21 Q4-21 Q1-22 Q2-22 4%

Net Interest Income in a Rising Rate Environment 7 • WAL expects a 5.3% increase in NII under a 100 bps rate shock on a static balance sheet • 51% of loans (ex-HFS) are contractually variable ($24.6 billion) • 68% of variable rate loans have rate floors • 16% of variable rate loans with rate floors are at floors, down from 80% in Q1 • Majority of loans with floors have come off of them with Federal Funds Rate increases this year • After the next expected 75 bps increase in rates, <$100 million of loans will be at floors NII Sensitivity – Shock Scenario, +200 bps NII Sensitivity – Shock Scenario, +100 bps 5.3% >25% 12 months Static Balance Sheet Growth Balance Sheet 10.8% >40% 12 months Static Balance Sheet Growth Balance Sheet 1 1 1) For illustrative purposes only and not intended as guidance. Q2 2022 Highlights

Expenses and Efficiency1 8 • Efficiency ratio1 improved 130 bps to 42.8% compared to the prior quarter and 470 bps from the same period last year • Lower efficiency ratio1 was driven by increase in net interest income from continued balance sheet growth • Operating expenses increased from the prior quarter primarily due to an increase in deposit costs, loan servicing and data processing expenses. Non-Interest Expenses and Efficiency Ratio Dollars in millions $244.8 $233.8 $237.8 $248.6 $268.9 47.5% 42.0% 41.8% 44.1% 42.8% Q2-21 Q3-21 Q4-21 Q1-22 Q2-22 Non-Interest Expenses Efficiency Ratio Q2 2022 Highlights 1) Refer to slide 2 for further discussion of Non-GAAP financial measures.

Pre-Provision Net Revenue1, Net Income, and ROA 9 • PPNR1 increased $43.9 million from the prior quarter and $89.4 million, or 34.2%, from the same period last year • PPNR ROA1 increased 9 bps from the prior quarter and 1 bps from the same period last year as balance sheet growth outpaced PPNR • ROA decreased 2 bps from the prior quarter and 24 bps from the same period last year PPNR, Net Income & ROA Dollars in millions $261.7 $314.7 $323.3 $307.2 $351.1 $223.8 $236.9 $246.0 $240.1 $260.2 2.18% 2.43% 2.23% 2.10% 2.19% 1.86% 1.83% 1.69% 1.64% 1.62% Q2-21 Q3-21 Q4-21 Q1-22 Q2-22 PPNR Net Income PPNR ROA ROA Q2 2022 Highlights 1) Refer to slide 2 for further discussion of Non-GAAP financial measures.

Consolidated Balance Sheet

	Q2-22	Q1-22	Q2-21
Investments & Cash	$10,688	$10,879	$11,241
Loans, HFS	3,010	4,762	4,465
Loans HFI, net	48,365 [1]	41,119	30,027
Allowance for Loan Losses	(273)	(258)	(233)
Mortgage Servicing Rights	826	950	726
Goodwill and Intangibles	695	698	611
Other Assets	2,744	2,426	2,232
Total Assets	**$66,055**	**$60,576**	**$49,069**
Deposits	$53,712 [2]	$52,159	$41,921
Borrowings	6,101 [3]	1,726	1,755
Other Liabilities	1,283	1,679	1,358
Total Liabilities	**$61,096**	**$55,564**	**$45,034**
Shareholders' Equity	$4,959 [4]	$5,012	$4,035
Total Liabilities and Equity	**$66,055**	**$60,576**	**$49,069**
Tangible Book Value Per Common Share[1]	**$36.67** [5]	**$37.13**	**$32.86**

Dollars in millions

Q2 2022 Highlights

1. **Loans increased $5.3 billion, or 52.2%** annualized, net of $1.9 billion in EBO loan transfers from HFS to HFI
2. **Deposits increased $1.6 billion, or 11.9%** annualized and $11.8 billion, or 28.1% over prior year
3. **Borrowings increased $4.4 billion** over prior quarter primarily from an increase in short term borrowings and issuance of $494 million in Credit Linked Notes on EFR and residential portfolios
4. **Shareholders' Equity decreased $53 million** as a function dividends and unrealized losses on AFS securities recorded in AOCI, offset by net income
5. **Tangible Book Value/Share[1] decreased $0.46,** over prior quarter and increased $3.81, or 11.6%, over prior year

1) Refer to slide 2 for further discussion of Non-GAAP financial measures.

Western Alliance Bancorporation®

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Five Quarter Loan Growth and Composition 11 $16.41 Billion Year-Over-Year Growth Quarter-over-quarter loan growth of $5.31 billion driven by (in millions): Residential & Consumer $1,535 C&I 2,892 CRE, Non-OO 926 CRE, OO 43 Offset by decrease in: Construction & Land (47) Total $5,349 Year-over-year loan growth of $16.41 billion driven by (in millions): Residential & Consumer $7,698 C&I 6,470 CRE, Non-OO 2,079 Construction & Land 374 Offset by decrease in: CRE, OO (180) Total $16,441 $14.3 $16.5 $18.3 $17.9 $20.8 $2.0 $2.0 $1.9 $1.8 $1.8 $5.7 $5.9 $6.5 $6.8 $7.8 $2.9 $2.9 $3.0 $3.3 $3.2 $5.1 $7.5 $9.3 $11.3 $14.8 Q2-21 Q3-21 Q4-21 Q1-22 Q2-22 Residential & Consumer Construction & Land CRE, Non-Owner Occupied CRE, Owner Occupied Commercial & Industrial Dollars in billions, unless otherwise indicated Total Loans, HFI $30.0 $34.8 $39.1 $41.1 $48.4 Qtr. Change +$1.3 +$4.8 +$4.3 +$2.0 +$5.31 17.2% 9.5% 19.0% 6.8% 47.5% 42.9% 3.8% 16.1% 6.7% 30.5% Highlights 27.5% 8.0% 16.7% 4.4% 43.4% 1) Loan growth excludes $1.9 billion of EBO loans that were transferred from HFS to HFI during Q2-2022.

$20.1 $21.1 $21.4 $23.5 $23.7 $4.2 $5.0 $6.9 $8.3 $8.4 $15.8 $17.4 $17.3 $18.5 $19.0$1.8 $1.8 $2.0 $1.8 $2.6 Q2-21 Q3-21 Q4-21 Q1-22 Q2-22 CDs Savings and MMDA Interest Bearing DDA Non-Interest Bearing DDA Five Quarter Deposit Growth and Composition 12 $11.8 Billion Year-Over-Year Growth Quarter-over-quarter deposit growth of $1.6 billion driven by (in millions): CDs $760 Savings and MMDA 473 Non-Interest Bearing DDA 201 Interest-Bearing DDA 119 Total $1,553 Year-over-year deposit growth of $11.8 billion driven by (in millions): Interest-Bearing DDA $4,199 Non-Interest Bearing DDA 3,615 Savings and MMDA 3,216 CDs 761 Total $11,791 Dollars in billions, unless otherwise indicated Total Deposits $41.9 $45.3 $47.6 $52.1 $53.7 Qtr. Change +$3.5 +$3.4 +$2.3 +$4.5 +$1.6 4.3% 37.7% 10.0% 48.0% 44.2% 15.6% 35.4% 4.8% Highlights 3.5% 35.6% 15.8% 45.1%

$405 $364 $331 $350 $317 1.35% 1.05% 0.85% 0.85% 0.66% Q2-21 Q3-21 Q4-21 Q1-22 Q2-22 $4 $12 $12 $12 $12 $96 $78 $73 $91 $85 $139 $175 $216 $262 $249 Q2-21 Q3-21 Q4-21 Q1-22 Q2-22 Asset Quality 13 • Total Classified Assets of $346 million (52 bps to Total Assets) decreased $19 million in Q2 • Non-Performing Loans + OREO of $97 million (15 bps to Total Assets) decreased by $6 million in Q2 • Borrowers remain stable, liquid and supported • Special Mention loans of $317 million (66 bps to Funded Loans) decreased 19 bps as a percentage to Funded Loans • Over last 5+ years, less than 1% of Special Mention loans have migrated to loss Special Mention Loans Dollars in millions Classified Assets Special Mention Loans Asset Quality Ratios OREO Non-Performing Loans Classified Accruing Assets $239 $265 $301 $365 SM to Funded Loans 0.49% 0.50% 0.54% 0.60% 0.52% 0.20% 0.17% 0.15% 0.17% 0.15% Q2-21 Q3-21 Q4-21 Q1-22 Q2-22 Classified Assets to Total Assets Non-Performing Loans + OREO to Total Assets Q2 2022 Highlights $346

Credit Losses and ACL Ratios

Allowance for Credit Losses



$31
$6
$233
$32
$5
$247
$37
$5
$252
$43
$3
$258
$54
$3
$273
Q2-21
Q3-21
Q4-21
Q1-22
Q2-22
Allowance for Loan & Lease Losses
Unfunded Loan Commits.[1]
HTM Securities

Gross Charge-offs and Recoveries



Gross Charge Offs
Recoveries
$2.3
($2.2)
$3.3
($0.3)
$3.9
($2.5)
$2.6
($2.4)
$2.4
($1.0)
Q2-21
Q3-21
Q4-21
Q1-22
Q2-22

Loan ACL Adequacy Ratios[2]



0.93%
0.88%
0.85%
0.80%
0.89%
0.74%
0.84%
0.73%
0.88%
0.68%
Q2-21
Q3-21
Q4-21
Q1-22
Q2-22
Total Loan ACL/Funded Loans Less Covered CLN Loans
Total Loan ACL/Funded Loans[3]

Dollars in millions

Q2 2022 Highlights

- **Provision expense of $27.5 million**, driven by strong loan growth
- Total Loan ACL / Funded Loans decreased 5 bps to 0.68% in Q2 as a result of continued loan growth in low loss segments
  - **Total Loan ACL[4] / Funded Loans less loans covered by credit linked notes is 0.88%**
- **Net Charge-Offs of $1.4 million, 1 bps**, compared to $0.2 million, approximately 0 bps, in Q1
- **27% of loan portfolio is now credit protected**, consisting of government guaranteed, CLN protected and cash secured assets
  - **23% of portfolio covered by meaningful first loss protection from credit linked note issuances[5]**

Western Alliance Bancorporation®

1) Included as a component of other liabilities on the balance sheet.
2) Total Loan ACL includes allowance for unfunded commitments.
3) Ratio includes an allowance for credit losses of $19 million as of June 30, 2022 related to an $11.1 billion pool of loans covered under 4 separate credit linked notes.
4) This is a non-GAAP ratio, refer to slide 2 for further discussion of Non-GAAP financial measures.
5) As of June 30, 2022, CLNs cover a substantial portion of Equity Fund Resources ($2.2 billion), Residential ($8.0 billion) and Warehouse Lending ($963 million) loans outstanding.

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Capital Accumulation 15 Regulatory Capital Levels • Exceed “well-capitalized” levels and stabilized after the initial impact of the AmeriHome transaction • CET1 at 9.0% Tangible Common Equity / Tangible Assets1 • TCE / TA decreased 60 bps from the prior quarter to 6.1% due to asset growth and AOCI loss impact Capital Actions • Issued $494 million aggregate principal amount of senior unsecured credit linked notes covering $2.2 billion of EFR and $3.9 billion of residential loans Robust Common Capital Levels Regulatory Capital 9.2% 8.7% 9.1% 9.0% 9.0% 7.1% 6.9% 7.3% 6.7% 6.1% Q2-21 Q3-21 Q4-21 Q1-22 Q2-22 CET1 Ratio TCE/TA1 Q2 2022 Highlights 1) Refer to slide 2 for further discussion of Non-GAAP financial measures Total RBC RatioTier 1 RatioLeverage Ratio 7.3% 7.9% 7.8% 8.0% 7.6% 9.4% 9.6% 9.9% 9.8% 9.7% 12.8% 12.6% 12.3% 12.0% 11.9% Q2-21 Q3-21 Q4-21 Q1-22 Q2-22

16 Tangible Book Value per Share1 • TBVPS decreased $0.46 to $36.67 from prior quarter • Increased 11.6% year-over-year • Decreased 1.2% quarter-over-quarter, non-annualized • 17.4% CAGR since year end 2016 • TBVPS has increased 3.6x that of peers over the last 5 years • Quarterly common stock cash dividend of $0.35 per share Long-Term Growth in TBV per Share1 Highlights 1) Refer to slide 2 for further discussion of Non-GAAP financial measures 2) MRQ is Q2-22 for WAL and Q1-22 for WAL Peers Note: Peers consist of 32 major exchange traded US banks with total assets between $25B and $150B as of March 31, 2022, excluding target banks of pending acquisitions; FCNCA excluded due to Q1-22 merger; S&P Global Market Intelligence. 142% 164% 39% 56% 2016 2017 2018 2019 2020 2021 MRQ WAL WAL with Dividends Added Back Peer Avg Peer Avg with Dividends Added Back 2 Tangible Book Value Growth

Management Outlook Balance Sheet Growth Net Interest Income Pre-Provision Net Revenue Capital and Liquidity 17

Questions & Answers